EXHIBIT 10.3

AMENDMENT NO. 6
TO THE
RENAISSANCERE HOLDINGS LTD.
2001 STOCK INCENTIVE PLAN

This Amendment No. 6 (the “Amendment”) to the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, as amended and restated effective June 1, 2002, and subsequently amended (the “Plan”), is made effective as of the 15th day of May 2013.

WHEREAS, RenaissanceRe Holdings Ltd. (the “Company”) maintains the Plan; and

WHEREAS, pursuant to Section 13 of the Plan, the Compensation Committee of the Company’s Board of Directors, (the “Committee”) has the authority to amend the Plan and the Committee believes it to be in the best interests of the Company to do so.

NOW THEREFORE, the Plan is hereby amended by deleting the definition of “Disability” in its entirety and replacing it with the following:

(j)    “Disability,” with respect to any particular Participant, means (i) the definition of such term in the Participant’s employment agreement, without regard to whether the term of such employment agreement has expired, or (ii) in the absence of such agreement, the definition of long term disability in the Group Disability portion of the Company’s Group Insurance Plan, dated as of October 19, 2007, as amended and replaced from time to time, including any successor plan thereto.

Except as modified by this Amendment, all the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 15th day of May 2013, on behalf of the Committee.

RENAISSANCERE HOLDINGS LTD.

By: /s/ Stephen H. Weinstein
Stephen H. Weinstein
Senior Vice President, General Counsel and Corporate Secretary